Listing Report:Supplement No. 235 dated May 07, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 429678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$318.08

Auction yield range:	16.99% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1974	Debt/Income ratio:	17%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 6	Length of status:	4y 6m
Credit score:	700-719 (May-2010)	Total credit lines:	56	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$8,411	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lucrative-economy	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
My wife lost her full time job and is now working part time.? Although?my salary?represents 80% of our income,? her lost of income means that?we will have?lost about 10% of our total monthly income ($800).?This loan will be used to?pay some credit obligations up in adavance?so we?ontinue to make all financial obiligations.

My financial situation:
I am a good candidate for this loan because I have a 30+ years?credit history (since 1974) with never a serious problem (i.e., foreclosure, default, etc.).??I own two homes and?two cars. .

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 4000
??Insurance: $?150
??Utilities: $ 100
??Phone, cable, internet: $?150
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455588
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	16.99%	Starting borrower rate/APR:	17.99% / 20.20%	Starting monthly payment:	$289.18

Auction yield range:	16.99% - 16.99%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2005	Debt/Income ratio:	34%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	3y 0m
Credit score:	680-699 (Apr-2010)	Total credit lines:	4	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$2,708	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	leverage-amplifier	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Amping up some gardenscapes!
Purpose of loan:
To fund the necessary procedures and documentation to fully incorporate my already established small landscaping business and to make necessary equipment and product purchases through the duration of the growing season (spring through late autumn).
My financial situation:
My total 2009 income from all landscape projects totaled $29,730, which was done on a part time basis.I have acquired nine commercial properties to maintain through a building management company, they are large apartment buildings needing complete landscape maintenance as well as beautification work that will gross $2290.00 per month.

Monthly net income: $3000 (including my part time income, excluding any additional design contract income)

Monthly (business related) expenses: $800
I am operating out of a home office, listed expenses are strictly limited to the business
??Housing: $ NA
??Insurance: $ NA
??Car expenses: $200
??Utilities: $100
??Phone, cable, internet: $200
??Food, entertainment: $120
??Clothing, household expenses $ NA
??Credit cards and other loans: $180
??Other expenses: $ NA
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 456646
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$424.52

Auction yield range:	17.04% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2000	Debt/Income ratio:	40%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 11	Length of status:	0y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	37	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$2,999	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ahovaki	Borrower's state:	Illinois	Borrower's group:	Live Long & -------
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	640-659 (Latest)
Principal borrowed:	$8,000.00	< 31 days late:	0 ( 0% )	600-619 (Feb-2008) 580-599 (Jan-2008) 540-559 (Nov-2007)
Principal balance:	$2,850.82	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
Trying to clear credit card debt!
Purpose of loan: Consolidation of credit card debt. I want to use this loan to pay off my current credit card debt and pay on only my Prosper Loans. My plan is to rebuild my credit, credit score, and eliminate my credit card debt so that I can start saving for my future.
My financial situation:? In April of this year I lost my job working in recruiting at a Chicago law firm.? Due to my unemployment, I had to rely on credit to help support myself.? In September of this year, I was hired as a math teacher at a Chicago Charter School.? So I am currently employed, teaching high school students.? My position is stable and I am more than excited to be putting my degree to use!? I graduated in 2006 from Loyola University Chicago with degrees in Secondary Ed and Math Ed.?I am asking for this loan in order to pay off all of my credit card debt which I have accumulated. I am able to make all of my payments, pay my bills, rent, ect. comfortably. I just don't want to continue with the credit debt that I have. I would rather make one monthly payment on a Prosper loan to pay my debt rather than to the credit cards. I would use the loan to pay off the cards and not use them in the way that I do now. My long term goal is to be able to start saving my money and plan for the future. I would like to be able to take vacations and buy a house one day. Having these cards around is a real burden. I don't want them anymore and this loan will be a good way for me to rid myself of that (seemingly) never ending weight. Without the credit card payments, my monthly expenses will be reduced to 1,700. Please help make this happen!! I am a responsible young woman. I am very organized and conscious of my debts. I have been living on my own since I went off to college when I was 17 years old. It has been rough but I have always and continue to take care of myself. I have some debts to pay and eventually some student loans to settle. But, I know that I am responsible and I know what I owe. I have plans for my future and everything has to be done one step at a time. Thank you for your time and consideration :)
Finances:
Monthly income (after taxes): approx. $3,000
Monthly expenses: $ 2200
Housing: $ 700
Car expenses: $ 240
Prosper Loan: $280
Utilities: $ 75
Phone, cable, internet: $ 150
Food, entertainment: $ 100
Clothing, household expenses $ 100
Credit cards and other loans: $ 500 *Please ask for credit card details
Other expenses: $ 50
More info: I always pay more than my minimum on my credit cards and always pay on time.? My DTI ratio is high because of a large balance on student loans. Those loans are in deferment right now but they still affect this ratio. Please ask any questions you have, I would be happy to answer.
I WILL ENROLL IN AUTO PAYMENT AS SOON AS MY ACCOUNT IS VERIFIED BY PROSPER!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 456734
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	16.99%	Starting borrower rate/APR:	17.99% / 20.20%	Starting monthly payment:	$144.59

Auction yield range:	16.99% - 16.99%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	0y 6m
Credit score:	680-699 (May-2010)	Total credit lines:	21	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$18,115
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	the-peace-ringleader	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
DJ Squeaky-Clean
Purpose of loan:
This loan will be used to purchase DJ equipment that will aid me in cutting music to make it clean and for the equipment to play the music for church dances, weddings, and parties.

My financial situation:I am currently using a friend's equipment to do weddings and church dances now of which i get paid for and my wife teaches violin.
I am a good candidate for this loan because i have figured out a way to cut music to make it clean for the young people who attend church dances. I have noticed that the kids are not coming to the church dances because they want to listen to the newest music and the church will not allow unclean music, and I agree with that. That is why I need the money to buy the equipment needed to cut and play the music. I am using my friend's DJ paraphernalia now, but lose more money to him than I would repaying this loan. I am an honest hardworking man. I have a beautiful wife and a fantastic daughter. I was just accepted into a Cal State in the Fall of 2010. My major is accounting and am learning how to create and maintain a small business. This makes me a great candidate for this loan.

Monthly net income: $2500

Monthly expenses: $2200
??Housing: $1000
??Insurance: $129
??Car expenses: $180
??Utilities: $included in rent
??Phone, cable, internet: $175
??Food, entertainment: $300
??Clothing, household expenses $150
??Credit cards and other loans: $266
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457224
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,749.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$65.89

Auction yield range:	16.99% - 20.00%	Estimated loss impact:	19.13%
Lender servicing fee:	1.00%	Estimated return:	0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	18%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 14	Length of status:	17y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	54	Occupation:	Professional
Now delinquent:	4	Revolving credit balance:	$42,734	Stated income:	$75,000-$99,999
Amount delinquent:	$17,424	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	14
Screen name:	HackShack	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	660-679 (Feb-2010) 660-679 (Oct-2009) 660-679 (Sep-2009) 640-659 (May-2008)
Principal balance:	$1,668.33	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Roof repair on Baseball Facility
Purpose of loan:
This loan will be used?to repair a metal roof on a 6000 sq. ft. indoor baseball facility.? This past Winter took it's toll on the roof, with numerous leaking occurring with the Spring rains.??I have received a number of quotes for the repairs with the lowest quote bing $3,725.? The business has enough reserves to cover approximately $2,000 of the repair work, but needs a loan for the balance.? The repairs are necessary to keep further damage occuring to the interior equipment.?

My financial situation:
My financial situation is better than it appears with the credit bureaus.? The business is able to meet all it's obligations.??I have an existing loan with Proper that was used to purchase equipment for the baseball facility.? The loan is almost 2 years old and I have never been late with a payment on the account.

Monthly net income: $ 6,583

Monthly expenses: $ 5,100
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$98.22

Auction yield range:	3.99% - 10.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2000	Debt/Income ratio:	54%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	21 / 17	Length of status:	6y 0m
Credit score:	700-719 (Apr-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$15,128	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	newest-unconquerable-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...? pay off a high interest credit card & get a room ready for my newborn.

My financial situation:
I am a good candidate for this loan because?I have had no lates, collections, or other negative marks on my credit. I have no outstanding collections and everything on my credit report is current.

Monthly net income: $ 4300

Monthly expenses: $ 2100
? Housing: $800
? Insurance: $100
? Car expenses: $200
? Utilities: $100
? Phone, cable, internet: $100
? Food, entertainment: $300
? Clothing, household expenses $200
? Credit cards and other loans: $300
? Other expenses: $?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$181.91

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1985	Debt/Income ratio:	14%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	7y 11m
Credit score:	680-699 (May-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,173	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	LBOSU	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Jan-2008)
Principal balance:	$1,411.09	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
debt consolidation/house purchase
I need this loan to consolidate the existing loan I have with Prosper that has a remaining balance of $1,400 out of $5,000.? As well as, I need funds to close on a house.? I expect to repay the loan at least half upon an expected receipt of the housing tax credit for buyers that close by June 30, 2010.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457284
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.72%	Starting monthly payment:	$141.75

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1980	Debt/Income ratio:	30%
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 7	Length of status:	4y 5m
Credit score:	700-719 (May-2010)	Total credit lines:	27	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$7,946	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bright-dinero	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying some bills
Purpose of loan:
This loan will be used to? pay some bills

My financial situation:
I am a good candidate for this loan because? I am never behind on? a bill

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 980
??Insurance: $ 135
??Car expenses: $ 250
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457288
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.29%	Starting borrower rate/APR:	25.29% / 27.60%	Starting monthly payment:	$598.70

Auction yield range:	10.99% - 24.29%	Estimated loss impact:	10.60%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	79%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	5y 3m
Credit score:	700-719 (May-2010)	Total credit lines:	22	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$27,005	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bold-persistent-exchange	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Toxicity Haunted Attraction
Purpose of loan:
This loan will be used to advertise my haunted house, Toxicity. In 2009 we were voted the best new haunted attraction and scariest haunted trail by City Blood Haunted House Reviews: www.ohioshaunted.com. You can checkout our web page at www.toxicityhaunt.com to hear what some of our patrons had to say about us or watch a piece the news did about us this past season to see it for yourself at http://www.wlwt.com/video/21186059/index.html.

A survey done by the National Retail Federation in 2008 showed that 18.1% of all people planned on attending at least one haunted attraction. Toxicity is located in a college town with a population of 16,000 in our target demographic of 18-24. Our closest competition is 25 miles away.

My financial situation:
I am a good candidate for this loan because we are an established attraction, we just need the advertising dollars to get our attendance up. In the haunt industry you get one patron for every $3 you spend on advertising. I live with my parents so my living expense is low?and I have a stable job working in the finance department for a municipality.

Monthly net income: $ 2,808

Monthly expenses: $ 1,808
??Housing: $ 0
??Insurance: $ 136
??Car expenses: $ 312
??Utilities: $ 0
??Phone, cable, internet: $ 56
??Food, entertainment: $ 280
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1,024
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457294
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$181.91

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	18 / 15	Length of status:	0y 11m
Credit score:	640-659 (Apr-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$55,365	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	order-widget	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off CC-Need Better %
Purpose of loan:
This loan would be used to consolidate and pay off Credit Cards.

My financial situation:
I used credit cards to help finance my business, not the best move, but I needed the cash. I have NEVER been late on?any of MY credit cards.?My credit score is lower than usual due to my debt-to-credit ratio. I am not struggling to pay my bills, I just need to lower my interest rate so that I can continue to use my cash on??business. ?Also I do not know which Credit Report is used, but there were 2 credit cards that were opened by a family member over 10 years ago. They have been removed from my Equifax and TransUnion, but I am not sure about Experian.

Monthly net income: $5500

Monthly expenses: $
??Housing: $2000
??Insurance: $ 200
??Car expenses: $ 690
??Utilities: $ 400
??Phone, cable, internet: $ 99
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457302
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 24.77%	Starting monthly payment:	$384.50

Auction yield range:	16.99% - 21.50%	Estimated loss impact:	19.22%
Lender servicing fee:	1.00%	Estimated return:	2.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	12 / 10	Length of status:	4y 7m
Credit score:	720-739 (May-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$44,192	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jddssc121	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidation
Consolidation loan. Cleaning up lose ends.

I've never been delinquent on a single payment for a single bill... ever. I'm a solid investment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457306
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	14%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	1y 4m
Credit score:	660-679 (May-2010)	Total credit lines:	15	Occupation:	Military Enlisted
Now delinquent:	1	Revolving credit balance:	$713	Stated income:	$25,000-$49,999
Amount delinquent:	$500	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	brilliant-loot0	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debts/Starting Over
Purpose of loan:
We were young and wreckless and totally destroyed our credit. At one point neither of us were above a 500. Over the past 5 years we have paid over $35,000 in debt all while moving, changing jobs, and enduring a shaky economy. Now, I am sitting at around 660 and my wife's credit is sitting around 675. I am in the military with steady income and providing for my family the best I have in years. This loan is going to finish paying off our debts and allow us to start over again.

My financial situation:
I am a good candidate for this loan because it is going to eliminate our monthly bills we have freeing up all of our monthly funds to pay the loan off. Extra monthly net cash is going to allow us to build a savings and pay off the debt collection accounts we cumulated years ago.? I realize that 35% seems like a desperate situation. We have done a lot of research and figures over the last couple weeks and have decided that even with the unfavorable interest rates this is the best direction for us. When you do bad things with your credit like we did you have to accept that there will be consequences as you try to rebuild. We just appreciate anyone that even reads this listing and considers helping us to reach our goals.

Monthly net income: $
$2522
Monthly expenses: $
??Housing: $ 868 includes all utilities
??Insurance: paid in full
??Car expenses: $400
??Utilities: $0
??Phone, cable, internet:$0 not a necessity
??Food, entertainment: $400
??Clothing, household expenses $100
??Credit cards and other loans: $450
??Other expenses:Varies based on arrangements made with companies to pay off debts
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457308
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.30%	Starting borrower rate/APR:	9.30% / 9.64%	Starting monthly payment:	$319.40

Auction yield range:	2.99% - 8.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1996	Debt/Income ratio:	15%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	3y 3m
Credit score:	800-819 (May-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$10,803	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	nmodali	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457314
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1998	Debt/Income ratio:	12%
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	4y 4m
Credit score:	700-719 (May-2010)	Total credit lines:	17	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$6,193	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	alternatex	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt
Purpose of loan
This loan will be used to?
consolidate bills, studio equipment
My financial situation:
I am a good candidate for this loan because?additional 60K comes in from significant other. Debt to credit ratio actually better

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 125
??Phone, cable, internet: $ 125
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 50
??Other expenses: $
I need to consolidate some bills, just purchased new home. I am awaiting my 8k tax return at this time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.17%	Starting monthly payment:	$58.81

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	6 / 5	Length of status:	2y 10m
Credit score:	640-659 (Apr-2010)	Total credit lines:	17	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$8,363	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	punctual-liberty	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Never paid a bill late
Purpose of loan:
This loan will be used to consolidate debt.

My financial situation:
I am a good candidate for this loan because I pay my bills on time.? I just started receiving rental income this year.? I am about to start a recruiter position working?from home.

Monthly expenses:?
??Housing: $?500?
??Phone, cable, internet: $ 70??
? Utilities $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457326
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,750.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$357.05

Auction yield range:	5.99% - 11.00%	Estimated loss impact:	5.18%
Lender servicing fee:	1.00%	Estimated return:	5.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1996	Debt/Income ratio:	19%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 13	Length of status:	8y 11m
Credit score:	740-759 (May-2010)	Total credit lines:	37	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$37,923	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worth-communicator7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to consolidate higher interest rate credit cards from?Citibank (14.99%)?and Bank of America (17.99%)

My financial situation:
I am a good candidate for this loan because I make enough money to repay the debt and have never missed a payment.? My current FICO score is 745.

I currently take home $500 in excess of expenses each month.? The new credit card legislation caused?the?interest rates to?increase by over 50%?on two accounts, thus I would like to secure a loan to pay them off faster.? The debt was incurred as a result of putting myself through college with no family financial support.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	12 / 12	Length of status:	4y 2m
Credit score:	660-679 (Apr-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$3,986	Stated income:	$25,000-$49,999
Amount delinquent:	$44	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	billingsley_dorothy	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	61 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,600.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2009) 640-659 (Nov-2007) 640-659 (Feb-2007)
Principal balance:	$398.70	31+ days late:	0 ( 0% )
Total payments billed:	61
Description
Hello again Prosper
Hello again Prosper,

Thank you very much for taking the time to review and bid on my loan request. ?I currently have a loan that is being paid on time, and a previous loan that has been paid in full and I was never late on any payments.? I am looking forward to continue building my reputation and positive business relationship with Prosper. This will also allow me to continue building my FICO score. ?For this loan I am requesting $6,500. ?With this loan, I will pay off my current loan with Prosper as well as pay off my schooling and medical bills, and?invest in my daughter?s invention by helping her pay it off for it to be finalized.

Here is my monthly financial detail:

Net (monthly) income- $2,628
Rent-$871
Car- $267
Life insurance- $134
Auto insurance- $94
Telephone- $19
Food- $250
Gas (for auto)- $60
Utilities- $67

Total- $1,762

I will have $866 left to pay towards this loan monthly. As I have kept my promises before, I will not let Prosper and its affiliates down. You have my 100% guarantee as well as my history which speaks for itself. ?Please continue to give me the chance to show you that I am worthy of your trust. ?Thanks again, for taking the time to review my loan request!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457338
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$88.67

Auction yield range:	5.99% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	7y 7m
Credit score:	720-739 (May-2010)	Total credit lines:	28	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$9,630
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	revenue-atizer9	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457342
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$294.25

Auction yield range:	5.99% - 23.00%	Estimated loss impact:	5.41%
Lender servicing fee:	1.00%	Estimated return:	17.59%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1996	Debt/Income ratio:	26%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 10	Length of status:	28y 2m
Credit score:	720-739 (May-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,372	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	montana4me	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 100% )	720-739 (Latest)
Principal borrowed:	$23,000.00	< 31 days late:	0 ( 0% )	680-699 (Jan-2010) 640-659 (Mar-2008) 660-679 (Jun-2007)
Principal balance:	$4,132.10	31+ days late:	0 ( 0% )
Total payments billed:	53
Description
Citi Bank,lower loan amount
Purpose of loan:
This loan will be used to? Pay of Citi Bank Line of Credit And one other Citi Bank loan#### NOTE I HAVE PAID OFF THE CITI LINE NOW JUST TRYING TO REFI 1 LOAN SO THIS IS A RELIST AT LOWER LOAN AMOUNT>>I PULLED LISTING EARLY>>THANK YOU

My financial situation:
I am a good candidate for this loan because? Steady work history and good track record of paying bills since divorce in 2003

Monthly net income: $ 7200

Monthly expenses: $
??Housing: $ 1600
??Insurance: $?275
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $ 65
??Food, entertainment: $ 480
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457344
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	16.99%	Starting borrower rate/APR:	17.99% / 20.20%	Starting monthly payment:	$126.52

Auction yield range:	16.99% - 16.99%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	16%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	1y 7m
Credit score:	660-679 (May-2010)	Total credit lines:	25	Occupation:	Tradesman - Electri...
Now delinquent:	1	Revolving credit balance:	$74	Stated income:	$25,000-$49,999
Amount delinquent:	$395	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	wingding816	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
unexpected expenses
Purpose of loan:
This loan will be used to unexpected expenses?

My financial situation:
I am a good candidate for this loan because?I have income to respond monthly and I will pay on time.I am use this for an emergency so I will pay with this percent.

Monthly net income: $ 3700.00

Monthly expenses: $
??Housing: $ 519.00
??Insurance: $ 133
??Car expenses: $ 150.00
??Utilities: $ 135.00
??Phone, cable, internet: $ 90.0
??Food, entertainment: $ 300.0
??Clothing, household expenses $
??Credit cards and other loans: $ 160.0
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457348
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	2y 3m
Credit score:	700-719 (May-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$30,971	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	agreement-horse5	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I'll make it happen
Purpose of loan:
This loan will be used to?Pay off credit cards I have used to start a business

My financial situation:
I am a good candidate for this loan because?I hustle and my business is growing month by month

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457350
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1985	Debt/Income ratio:	59%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 12	Length of status:	29y 8m
Credit score:	680-699 (May-2010)	Total credit lines:	29	Occupation:	Military Enlisted
Now delinquent:	2	Revolving credit balance:	$12,628	Stated income:	$75,000-$99,999
Amount delinquent:	$257	Bankcard utilization:	113%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	dollar-sumac6	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to?
Consolidate and payoff credit card debt.
My financial situation:
I am a good candidate for this loan because? I am in the military and I have a steady income.?? Recently I had some medical emergencies which put me behind in a couple of payments but by consolidating my loans into one payment it will be easier to pay off.? I have a long positive credit history of paying on time.

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 1666
??Insurance: $?250
??Car expenses: $ 600
??Utilities: $ 500
??Phone, cable, internet: $?175
??Food, entertainment: $ 500
??Clothing, household expenses $ 250
??Credit cards and other loans: $?1000
??Other expenses: $ 250

Please note that with the full amount of the loan provided the credit card expenses cost would be consolidated and paid in the loan amount requested.? So it would not be in addition to the loan payment amount.? Thank you for your consideration and assistance!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457354
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	18.99%	Starting borrower rate/APR:	19.99% / 22.23%	Starting monthly payment:	$167.21

Auction yield range:	10.99% - 18.99%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1988	Debt/Income ratio:	19%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 8	Length of status:	0y 3m
Credit score:	720-739 (May-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,813	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	sasha-and-johnny	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	640-659 (Jan-2008)
Principal balance:	$1,131.30	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
739 Credit Score? With a "D"??
Purpose of loan:
This loan will be used to?pay off my previous Prosper loan and some of my credit card debt. I also am selling one of my 3 cars and a camper. That will take care of the rest of the credit card debt and put some money in savings. Then I'm going to buy a Juki Industrial Sewing machine so I can increase productivity on my "Home Tailoring Business".
My financial situation:
I am a good candidate for this loan because?I have a new job at Nordstrom as a Tailor. I had been in fashion for 25 years as a former Costume Designer in the Television and Film Industry. I am now retired and collectiong a Pension from that job.?

The job at Nordstrom is teaching me so much about the tailoring?trade. I also am getting all kinds of side jobs, now that the word is out that I can sew. I am so busy, I have decided that it would really help me to get the proper equipment. Although I have 6 sewing machines, including a Bernina...none of them are heavy duty, (Industrial). I use a Juki at work, and love it!? I am a single Mom, and although my daughter is 16, I want to always be there for her. Hence...working at home and at Nordstrom's is a GOOD thing!

I'm not sure why Prosper gave me a "D" rating...my score is in the mid 700's, but I called the folks at?Prosper...and they really couldn't give me a reason either!!? I guess because I haven't paid off the current loan with them....our great credit scoring system...that we all have to live by...Ugh. I did apply for a couple of credit cards recently...so that had an effect too. Anyway...I'm good for it. I've got a great job...and...?

I do have assets. My house is still worth about $375,000 in todays market (down from $450,000). I only owe $121,000. It's a huge, 3000 square foot home, built and bought in 2005. I put $190,000 cash down on it. I own outright, 3 cars and a camper. One of the cars is a 2005 Jeep Grand Cherokee with all the bells and whistles...still worth about $18,000.

The great people of Prosper helped me out 2 years ago, during the transition period?after my mom passed away. I was her primary care-giver and even provided her with Hospice care in the end. (It was very hard...). I'm hoping you can all help me out again.

Thank-you in advance

Monthly net income: $ 2500 plus

Monthly expenses: $
??Housing: $ 760 (mortgage)
??Insurance: $ 150
??Car expenses: $ ?no car payments
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $200
??Clothing, household expenses $
??Credit cards and other loans: $?330
??Other expenses: $250 (property taxes)?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457360
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.72%	Starting monthly payment:	$101.25

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	82%
Basic (1-10):	8	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	26 / 22	Length of status:	5y 1m
Credit score:	640-659 (Apr-2010)	Total credit lines:	76	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$32,456	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ferocious-dime1	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvements
Purpose of loan:
This loan will be used to? make home improvements to our newly purchased home.

My financial situation:
I am a good candidate for this loan because? I am employed full time, also work part time every tax season, have been with the same employer for 5 years and definitely have job stability. I do not make late payments on my accounts, i am very concerned about fulfilling my debts on time. My husband works full time with the same employer for 8 years, with job stability also. We take our credit and obligations seriously. I know it says we have a high DTI ratio, bu this is not totally accurate. This DTI is based on my income alone. I am married and my husband makes $45,000 annually. This would reduce our DTI significantly. ?We purchased a new home last month and our mortgage is through Wells Fargo. Their DTI ratio max they will allow is 49%,so I know we are under that, or else we would not have been approved for a loan. Many of the credit lines we have have a zero balance, or are small store cards. We have 5 revolving accounts with balances, and 2 fixed loans that makes up the majority of what we owe. We recently sold our home and purchased the new one, took a loss on our old home, which is the reason for the high utilization. As you can see,all the accounts are current. My credit score has taken a hit in the past year because of decreases on credit cards limits that had high available lines.

Monthly net income: $ 6000.0

Monthly expenses: $
??Housing: $ 681.00
??Insurance: $ 100.0????
??Car expenses: $ 700.00
??Utilities: $?100.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?1500.00
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457362
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	16.99%	Starting borrower rate/APR:	17.99% / 20.20%	Starting monthly payment:	$903.68

Auction yield range:	16.99% - 16.99%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	34%
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	2y 10m
Credit score:	680-699 (May-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	99
Screen name:	reward-tempo	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Issues
Purpose of loan:
This loan will be used to pay off old car and purchase a new one
My financial situation:
I am a good candidate for this loan because I pay my debit
Monthly net income: $ 3,000
Monthly expenses: $
??Housing: $ 1,100
??Insurance: $ 150
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457364
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.72%	Starting monthly payment:	$81.00

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1999	Debt/Income ratio:	225%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 10	Length of status:	6y 4m
Credit score:	660-679 (May-2010)	Total credit lines:	40	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$22,323	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-worldly-listing	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Become A Administrator
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$132.36

Auction yield range:	16.99% - 27.00%	Estimated loss impact:	19.57%
Lender servicing fee:	1.00%	Estimated return:	7.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	15%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 6	Length of status:	0y 11m
Credit score:	700-719 (May-2010)	Total credit lines:	27	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$13,245	Stated income:	$75,000-$99,999
Amount delinquent:	$38,416	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	13
Screen name:	TurboNeon	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	30 ( 100% )	700-719 (Latest)
Principal borrowed:	$6,100.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009) 720-739 (Jul-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Paying Off 2 More Credit Cards
Purpose of loan:
Pay off two more credit cards leaving me with only one.?

My financial situation:
I am a good candidate for this loan because?
I have already had a loan here and paid off in full even when i was laid off for 8 months i still paid on time. I even paid the loan off early. I am now working again for the same company i was working at when i was laid off. I am making a little less now but i just want to pay off some more credit cards. Having a monthly payment that is the same somehow alows me to pay things off quicker. Well Prosper worked well for me on the last loan so i am going for loan two! By the way i used the last loan to pay off three of my six credit cards. This loan will go toward two more leaving me with only one!
Monthly net income: $

Monthly expenses: $
??Housing: $ 1548.00
??Insurance: $ 200.00
??Car expenses: $ 200.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457376
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	7%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	0 / 0	Length of status:	14y 9m
Credit score:	640-659 (May-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	32
Screen name:	orange-p2p-gyration	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a lot of home repair
Lots of home repairs
This loan will be used to get a new roof and new flooring throughout our house

My financial situation:
I am a good candidate for this loan because I am very trustworthy, and I have a very dependable job at Ford Motor Company. I have no credit card bills.

Monthly net income: $3500

Monthly expenses: $2538
??Housing: $1218
??Insurance: $300
??Car expenses: $20
??Utilities: $150
??Phone, cable, internet: $300
??Food, entertainment: $500
??Clothing, household expenses $50
??Credit cards and other loans: $0
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457382
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2004	Debt/Income ratio:	7%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	2y 9m
Credit score:	640-659 (Apr-2010)	Total credit lines:	14	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$175	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	nicole1984	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Accomplish Alot of Things
Purpose of loan:
This loan will be used to pay for a new vehicle.I have finally negotiated a good value on my trade-in.I don't understand why my prosper rating is the way that it?is because I have?no credit card debt.I believe i?good debt and using your debt to work for you.I recently graduated with my BA in Accounting,and was abe to attend school with falling deep in debt or incurring any student loans.I plan on purchasing a house within the next year so I would like to improve my credit score as much as possible.I intend to pay my loan off as?early as possible.Any questions just ask?

My financial situation:
I am a good candidate for this loan because?pay all my bills on time and would prefer to use one loan to pay for alot of things as opposed to using credit cards?

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 350
??Insurance: $?0
??Car expenses: $ 650
??Utilities: $ 100
??Phone, cable, internet: $180
??Food, entertainment: $ 150
??Clothing, household expenses $200
??Credit cards and other loans: $?0
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457388
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 15	Length of status:	10y 7m
Credit score:	660-679 (May-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$29,229	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	newhoudl	Borrower's state:	Maryland	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,001.00	< 31 days late:	0 ( 0% )	620-639 (Mar-2007) 620-639 (Jan-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Summerizing the car- unexpectedly
Purpose of loan:Pay for needed car maintenance and repairs
This loan will be used to maintain and repair a used car I bought a few months ago that has a lot of good life left in it. It's a 2001 SLK 320 that I bought for weekend use, and now that the weather is nice I want to be able to take it out. Unfortunately, the convertible hard-top has some issues and these things are never cheap, are they?

My financial situation: I have been with my employer for 11 years and have a stable income. My son will be going to college next year and I recently paid several deposits for tuition and housing to his school. As a result, I found myself cash poor at the time that these repairs needed to be made on the car.
I am a good candidate for this loan because I have paid off my previous loan in a timely manner and am never late on any of my payments or obligations.

Monthly net income: ~$4,500

Monthly expenses: $ 4211
??Housing: $ 1680
??Insurance: $133
??Car expenses: $353
??Utilities: $220
??Phone, cable, internet: $175
??Food, entertainment: $450
??Clothing, household expenses $100
??Credit cards and other loans: $ 1000
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457400
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$397.60

Auction yield range:	16.99% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1986	Debt/Income ratio:	26%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	6y 0m
Credit score:	660-679 (May-2010)	Total credit lines:	8	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$10,316	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	festival8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying the Piper
Purpose of loan:
The goal is to pay off my primary credit card in one fell swoop.? The tricky part is accomplishing this at a lower interest rate so I can?save $ in the long run.? My minimum monthly payment is currently $1000, which is a little less than HALF of my paycheck.

I am?the perfect?candidate!??As Family is allowing me to live rent free for now, I've had $0 housing expenses, $0 utility expenses, and significantly reduced food costs.? My debt to income ratio, without a sky-high credit payment, would be reduced to roughly 5-7%!

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 30
??Car expenses: $ 329
??Utilities: $ 0
??Phone, cable, internet: $ 36
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 20
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457430
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1984	Debt/Income ratio:	32%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	15 / 13	Length of status:	1y 7m
Credit score:	700-719 (May-2010)	Total credit lines:	38	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$48,867	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	durability-fan7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off and close credit cards
Purpose of loan:
This loan will be used to close several of my credit cards

My financial situation:
I am a good candidate for this loan because I have a stable full time job.? My current credit card debt is due to my kids college expenses.
My bonus comes in September but I need the funds before then for college expenses.

Monthly net income: $ 10,000

Monthly expenses: $ 8,000

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457460
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$327.39

Auction yield range:	7.99% - 10.00%	Estimated loss impact:	8.21%
Lender servicing fee:	1.00%	Estimated return:	1.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1995	Debt/Income ratio:	23%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	2y 1m
Credit score:	720-739 (Apr-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$57,197	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	eclipse8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433097
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80

Auction yield range:	10.99% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1987	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	2y 9m
Credit score:	680-699 (May-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$61,179	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unassuming-trade7	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business loan to expand LEGO museum
Purpose of loan:
Expand our inventory.? Purchase of physical goods.

My financial situation:
Very good.? Not sure why the above states I do not own the house.? But we own 8 properties in total.? We only have a mortgage on the one property.? The unmortgaged properties amount to approx $1500.00 a month in rental income.? Rest is from physical sales of goods.? Currently we are running three companies off my personal credit rating (aka: very high debt to available ratio), but all of that debt is secured by stock and inventory in the companies.? Not sure how to change my credit score, but I have no missed payments, no problems, and considering the amount of money spent on the projects a very small amount of debt.

Monthly net income: $ 8300.00+

Monthly expenses: $
??Housing: $ 420.00
??Insurance: $ 120.00
??Car expenses: $ 80.00
??Utilities: $ 500.00
??Phone, cable, internet: $200.00
??Food, entertainment: $100.00
??Clothing, household expenses $100.00
??Credit cards and other loans: $ 800.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451973
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1983	Debt/Income ratio:	15%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	5y 9m
Credit score:	720-739 (May-2010)	Total credit lines:	10	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$176	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	basis-emblem	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to? The purpose of this loan is to replace a septic tank, currently leaking, and to update my bathroom.

My financial situation:
I am a good candidate for this loan because? I'm planning to put my house on the market soon, I own it, no mortgage. I recently discovered that my septic tank has deteriorated and must be replaced, along with some cosmetic repairs, I will then be able to move forward. I have a great job, that I love, and that is secure even in this economy. Once my house is sold the loan will be paid off, earlier than the 3 years provided. I Thank you in advance for your consideration of a loan, and assure you all payments will be made on time.
?????????????????????????????????????????????????????????????????????? Sincerely, Kim
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455705
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	16.99% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2008	Debt/Income ratio:	10%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	5y 2m
Credit score:	700-719 (Apr-2010)	Total credit lines:	3	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$198	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bold-open-credit	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
starting a spirit company
Purpose of loan:
This loan will be used to assist in a launch of a new spirit company. I have invested over ~ $200k, and want to add additional liquidity during the launch of the first spirit.

My financial situation:Is good, am I am recruiting additional investors for subsequent phases. I am a good candidate for this loan because, this new endeavor is not my only means of income, but via launch will supply adequate cash-flow to pursue additional phases. I have never been delinquent with any of my accounts.

Monthly net income: $ $6,500 Monthly expenses: $500?Housing: $1000
Insurance: $0 covered by business
Car expenses: $0
Utilities: $200
? Phone, cable, internet: $50
Food, entertainment: $120
Clothing, household expenses $100
Credit cards and other loans: $500
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 456129
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$297.31

Auction yield range:	16.99% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1984	Debt/Income ratio:	8%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 2	Length of status:	3y 9m
Credit score:	680-699 (Apr-2010)	Total credit lines:	10	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$4,784	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	delectable-asset	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
Purpose of loan:
The purpose for this loan is to pay off the only credit card debt that I have and to pay off a small personal signature loan.

My financial situation:
I feel like I am a good candidate for this loan as I currently only have 3 monthly loan payments. This loan will consolidate my credit card payment and a small signature loan at a monthly amount of approximately $140 less than I currently pay.If funded this will leave me with my mortgage payment and only this small note payment for monthly payments. I currently have 2 vehicles that were paid off last year, a 2004 Chevy Silverado and a 2006 Ford Expedition. My credit was bruised from going through a divorce last year but I am currently in better shape financially than prior to the divorce. I have successfully modified my home mortgage and dropped my mortgage payment from $2650 a month down to $1433 for a home valued at $280,000.

Monthly net income: $ 4540

Monthly expenses: $
??Housing: $ 1433
??Insurance: $ 100
??Car expenses: $ 65
??Utilities: $ 140
? Phone, cable, internet: $ 70
? Food, entertainment: $ 800
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 456569
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$260.15

Auction yield range:	16.99% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	33%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	6y 5m
Credit score:	680-699 (Apr-2010)	Total credit lines:	29	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$7,175	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sharp-market6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cosmetic
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 456893
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$76.90

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	7%
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 2	Length of status:	3y 2m
Credit score:	680-699 (May-2010)	Total credit lines:	48	Occupation:	Administrative Assi...
Now delinquent:	4	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$15,490	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	61
Screen name:	impressive-kindness930	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my education
Purpose of loan:
I have a federal student loan but I need to make up the difference for books and fees. I am a single mother working full time and going to graduate school for elementary education/

My financial situation:
I am a good candidate for this loan because even though my divorce created a bad credit situation, I am an honest, hard working mom who is trying to make it better for my kids.

Monthly net income: $ 2600.00

Monthly expenses: $
??Housing: $
??Insurance: $ 207
??Car expenses: $ 160
??Utilities: $
??Phone, cable, internet: $ 120
??Food, entertainment: $ 400
??Clothing, household expenses $ 500
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457047
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	16.99%	Starting borrower rate/APR:	17.99% / 20.20%	Starting monthly payment:	$487.99

Auction yield range:	16.99% - 16.99%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	56%
Basic (1-10):	2	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	7 / 7	Length of status:	9y 2m
Credit score:	720-739 (May-2010)	Total credit lines:	10	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$12,784	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	teesolo	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 91% )	720-739 (Latest)
Principal borrowed:	$25,000.00	< 31 days late:	2 ( 9% )	720-739 (Apr-2008)
Principal balance:	$11,284.09	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Getting Married!
Purpose of loan:
This loan will be used to? pay off personal loans and credit cards.? It is time for me to get married!. I need to get my finances in order first.? I need to pay off some credit cards and a personal loan to get a lower interest rate.?

My financial situation:
I am a good candidate for this loan because? I have proven that I am reliable and trustworthy.? I pay my bills on time consistently.

Monthly net income: $ 3,825.00

Monthly expenses: $ 2045
??Housing: $450
??Insurance: $ 100.00
??Car expenses: $ 100.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00 ????
??Credit cards and other loans: $ 325.00
??Other expenses: $ 550.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457063
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 27.21%	Starting monthly payment:	$47.08

Auction yield range:	10.99% - 23.00%	Estimated loss impact:	10.56%
Lender servicing fee:	1.00%	Estimated return:	12.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	11%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	4y 9m
Credit score:	640-659 (May-2010)	Total credit lines:	7	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	loyalty-ranch	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a reliable used motorcycle
Purpose of loan:
This loan will be used to facilitate the purchase a reliable used motorcycle.
My financial situation:
I am a good candidate for this loan because i am a recent college graduate and have just secured a higher paying job in my new career field.? I have few expenses,?only my student loans and housing.? I am matching this loan with cash i have saved.
Monthly net income: $ 2000.00

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $?50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457233
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$384.51

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 4	Length of status:	2y 10m
Credit score:	680-699 (May-2010)	Total credit lines:	10	Occupation:	Car Dealer
Now delinquent:	0	Revolving credit balance:	$10,921	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	awe-inspiring-trade2	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay off my credit cards my score is just below 700 I want 750?.
My financial situation:
I am a good candidate for this loan because?I pay my bills on time.?

Monthly net income: $
I make $4300 a month and my wife is a horse veterinary she pays the household bills.We own a home in Saratoga she bought before we were married so it's in her name.She pays the mortgage and I pay for my car lot $500 a month and take care of our daughter for 6 more months.
Monthly expenses: $
??Housing: $
??Insurance: $ 75 Car expenses: $ 0
??Utilities: $
??Phone, cable, Internet: $ 150 Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 400? Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$407.12

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1983	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	7y 5m
Credit score:	660-679 (Apr-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$14,578	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	income-emperor4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Med.Bills/Prepare 4 College
Purpose of loan:
This loan will be used to pay off the majority of what is left of my medical bills.? Since?my medical situation began, I have had?a total of?32 days in the hospital; 3?major surgeries; 20 other surgical procedures;14 months total of rehabilitation services; all topped with years of expensive medications averaging $600-$800 a month. What we would?like to do is payoff?the bills that are due immediately before they go to collections; therefore, begin?to put this nightmare behind us.? Even though this has financially ruined us, we are not shirking our responsibilities and have paid and will pay every medical bill down to the penny.? Our youngest child was also very sick, but?has since recovered.? Some of these bills pertain ti him as well.??We will put as many of these bills as we can into one monthly payment, we can then start looking?ahead at three college educations and continue to build back up our credit.?A score in the mid-600's indicates how high my score was prior, as a similar credit situation to mine brings in scores of 300 plus.? My credit will continue to?improve?and this?loan will go a long way toward helping.??My prognosis, medically, is very good, as my recent picture shows, so we look forward to this loan being our final step toward putting this nightmare behind us.???????

My financial situation:
I am a writer and just got a lump sum for $11,000 end of March.? Will continue to get this sum every 8 - 10 weeks.? My wife is a Registered Nurse IV (highest pay level) at a world reknown top "Hospital to the Stars" here in Los Angeles.? She has been there for over 20 years, in the same department.???Total Household Income per Month:? $9600-$10,500??? Total Monthly Expenses: Rent: $2950, Credit Card Payments:$300,?? Car Payment:$0, (one car is totally owned by us, the other has payments taken out of paycheck via Credit Union before net income),? Utilities: $180 (we don't pay for water or cable), Cell Phone: $160,? Car insurance:$170,? Home Insurance: $80,? Sporting and Team fees for 3 boys: $210, Groceries: $1000,? Gas for cars: $240, Miscellaneous: $1000 = $6290.? This shows we have well within our budget to make this loan payment.? We would really like to get this under way, and thank you for all your assistance!!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457255
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.34%	Starting borrower rate/APR:	9.34% / 12.89%	Starting monthly payment:	$31.96

Auction yield range:	3.99% - 8.34%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1991	Debt/Income ratio:	134%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	9y 10m
Credit score:	700-719 (Apr-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$62,034	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sincere-peace5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay down card
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457263
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	18%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 10m
Credit score:	760-779 (Apr-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$283	Stated income:	$75,000-$99,999
Amount delinquent:	$16,983	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	25
Screen name:	green-active-repayment	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investment Opportunity
Purpose of loan:
This loan will be used as investment capital into a venture that I am launching.?? I will be buying out 3-5 year ownership of Solar Renewable Energy Credits (SRECs) in certain Northeast states from newly constructed solar systems.? I will capitalize on my investment over the 3-5 years by selling SRECs on an annual basis and earning a 30% Internal Rate of Return.? I have a specific deal that I need to finance in the next couple weeks and need additional capital, hence my reaching out to Prosper
This is a basic summary and if you need more information, please contact me.? I am interested in establishing a long term relationship with an investor as I plan to grow this venture into a hedge fund once the first few pilot transactions have taken place

My financial situation:
I am a good candidate for this loan because, first & foremost, I have the ability to repay this from my current employment as a trader for a hedge fund.? I have my own capital behind this already and have the ability to repay the loan in less than 10 months (which is what I would prefer to do).?? I am fully aware of my risk rating, which stems from Ch. 7 bankruptcy that I filed 6 years ago and a collection item which is being negotiated by my attorney and will be handled in the near future.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457267
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$79.73

Auction yield range:	3.99% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	8%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 5m
Credit score:	720-739 (May-2010)	Total credit lines:	31	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$89	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	meteoric-market4	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.39%	Starting borrower rate/APR:	26.39% / 28.72%	Starting monthly payment:	$121.50

Auction yield range:	10.99% - 25.39%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1985	Debt/Income ratio:	44%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	9y 2m
Credit score:	720-739 (Apr-2010)	Total credit lines:	20	Stated income:	$1-$24,999
Now delinquent:	0	Revolving credit balance:	$822
Amount delinquent:	$0	Bankcard utilization:	40%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Leftoverature	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	720-739 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	700-719 (Jan-2010) 680-699 (Jul-2009) 620-639 (Apr-2008)
Principal balance:	$1,861.78	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Budgeting Debt and Medical Expenses
Purpose of loan:
This loan will be used to?consolidate credit debts and ongoing medical expenses.

My financial situation:
I am a good candidate for this loan because? I have guaranteed monthly income through Social Security disability benefits. I also don't have a lot of living expense due to living with my parents.? But I need to further consolidate approximately $3,000 in credit debt and ongoing medical expenses for monthly budgeting purposes.? I have a decent current credit rating and no late payments or arrears on any credit accounts or current loan obligations..

Monthly income: $ 1600

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 75
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 140
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457279
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.03%	Starting monthly payment:	$44.54

Auction yield range:	7.99% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2005	Debt/Income ratio:	2%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	1 / 1	Length of status:	0y 1m
Credit score:	680-699 (May-2010)	Total credit lines:	4	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$146	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	transparency-worker	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.57%	Starting borrower rate/APR:	24.57% / 26.87%	Starting monthly payment:	$474.39

Auction yield range:	7.99% - 23.57%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1987	Debt/Income ratio:	18%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	23y 2m
Credit score:	780-799 (May-2010)	Total credit lines:	19	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	credit-fountain2	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Decimate Discover
Purpose of loan:
This loan will be used to pay off 2 credit card accounts, Discover and a Phillips 66 gas card.

My financial situation:
I am a good candidate for this loan because I have a secure job in the health industry.? I?have had some late payments?in the past but none within the last 2 years.??My husband also has a secure job in the custom cabinet industry.? We are committing to paying off the requested loan in as short a time as possible.? We have one son in grade school and we own 2 of our 3 vehicles outright.? The 3rd vehicle will be paid off in 10 months and will free up more available cash to repay this requested loan.? We live on a 51 acre farm and most of our entertainment revolves around our property (hiking, fishing, hunting.)? Therefore our entertainment expenses are minimal.? My husband and I both live within 15 miles of our jobs so our fuel costs for the automobiles are also reasonable.

Monthly net income: $? 5000

Monthly expenses: $
??Housing: $? 1270 house payment (15 year loan) Includes taxes and house insurance
??Insurance: $? 350 includes health and life insurance
??Car expenses: $? 475 automobile loan (approx 10 months until?paid off)?Fuel,?oil, maintenace?$200
??Utilities: $?? 150
??Phone, cable, internet: $ 200
??Food, entertainment: $? 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300 (these will be paid off with the requested loan.)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1992	Debt/Income ratio:	40%
Basic (1-10):	3	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	21 / 21	Length of status:	4y 2m
Credit score:	640-659 (May-2010)	Total credit lines:	63	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$25,921	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	adventurous-dollar7	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding
Purpose of loan:
This loan will be used to? wedding

My financial situation:
I am a good candidate for this loan because? i pay on time and pay more than min payment

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 1245
??Insurance: $
??Car expenses: $
??Utilities: $ 250
??Phone, cable, internet: $ 350
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457305
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$46.38

Auction yield range:	2.99% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2002	Debt/Income ratio:	34%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 11	Length of status:	4y 7m
Credit score:	740-759 (May-2010)	Total credit lines:	17	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$1,718	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	auction-tiger989	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1999	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 6	Length of status:	1y 0m
Credit score:	640-659 (May-2010)	Total credit lines:	10	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,585	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	73%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	scholarly-gold2	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Apartment
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457311
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2003	Debt/Income ratio:	20%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	2y 1m
Credit score:	620-639 (May-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,092	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	Diva-quest	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 89% )	620-639 (Latest)
Principal borrowed:	$1,200.00	< 31 days late:	2 ( 11% )	620-639 (Sep-2008)
Principal balance:	$583.65	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
IMMEDIATE AUTO REPAIRS
I will utilize the loan for immediate auto repairs.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457317
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$163.30

Auction yield range:	10.99% - 26.00%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	0y 9m
Credit score:	760-779 (Apr-2010)	Total credit lines:	3	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	immaculate-currency	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off college debts
Purpose of loan:
This loan is to build credit, and pay off debts incurred while in college at . I just graduated with just above a 2.0 GPA after pledging Iota Phi Theta, trying out for the football team, and being a team manager/practice player for the Northwood Basketball team for two years. I received a two year associate degree in Automotive Aftermarket Management & Business. I am now moving back to my hometown to work for a couple years, and pay off all debts before moving on to Marine Mechanics Institute and Motorcycle Mechanics Institute. After completing my task of eliminating all my debts I will look to further my technical skills for operation and repair at these schools.

My financial situation:
I am a good candidate for this loan because I am going to budget a portion of the money borrowed to make payments until I can find myself work back in my hometown. I will keep investors updated on that process. While in college my parents have been helping me stay on my feet, by helping out with around $400 /mo. I have about $500 saved, which is not committed to anything. If there are any questions please feel free to ask.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457321
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$181.91

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	24%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	0y 2m
Credit score:	720-739 (May-2010)	Total credit lines:	50	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$10,830	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wise-transaction-marsupial	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457339
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.39%	Starting borrower rate/APR:	28.39% / 30.74%	Starting monthly payment:	$623.62

Auction yield range:	10.99% - 27.39%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1980	Debt/Income ratio:	35%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	0y 4m
Credit score:	720-739 (May-2010)	Total credit lines:	16	Occupation:	Medical Technician
Now delinquent:	1	Revolving credit balance:	$15,529	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bbc79	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
Pay off my credit cards which I used to help a family member's medical needs?????

My financial situation:
I am a good candidate for this loan because?I am currently living with my parents and have little to?no expenses, except for the credit cards themselves??

Monthly net income: 3600

Monthly expenses:?1025
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment:?150?
??Clothing, household expenses $
??Credit cards and other loans:?800?????
??Cell Phone:? 75
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457349
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.84%	Starting monthly payment:	$60.64

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1996	Debt/Income ratio:	13%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	1y 9m
Credit score:	660-679 (May-2010)	Total credit lines:	16	Occupation:	Engineer - Mechanic...
Now delinquent:	1	Revolving credit balance:	$4,782	Stated income:	$50,000-$74,999
Amount delinquent:	$1,359	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kindness-mongoose0	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to? purchase furniture

My financial situation:
I am a good candidate for this loan because?I have a good secure job?bidding directly to the Government

Monthly net income: $ 3800

Monthly expenses: $
??Housing: $ 1285
??Insurance: $?65.32
??Car expenses: $ 481.92
??Utilities: $?78.85
??Phone, cable, internet: $ 113.01
??Food, entertainment: $ 123.46
??Clothing, household expenses $ 133
??Credit cards and other loans: $?149.26
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$123.69

Auction yield range:	2.99% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1992	Debt/Income ratio:	12%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	10y 9m
Credit score:	800-819 (May-2010)	Total credit lines:	15	Occupation:	Religious
Now delinquent:	0	Revolving credit balance:	$4,030	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	market-fields4	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457359
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1999	Debt/Income ratio:	20%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	5y 2m
Credit score:	660-679 (Apr-2010)	Total credit lines:	19	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$7,348	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	reward-sage3	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Start Up
Purpose of loan:
This loan will be for business start up

My financial situation:
I am a good candidate for this loan because? I am never late on any payments and always pay my bills

Monthly net income: $4,000

Monthly expenses: $
??Housing: $754
??Insurance: $ 100.00
??Car expenses: $300.00
??Utilities: $250.00
??Phone, cable, internet: $ 49.00
??Food, entertainment: $400
??Clothing, household expenses $100.00?
??Credit cards and other loans: $226.00
??Other expenses: $50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457367
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$185.82

Auction yield range:	16.99% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	31%
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 2	Length of status:	0y 0m
Credit score:	640-659 (May-2010)	Total credit lines:	15	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$1,988	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	20
Screen name:	kgoodness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	620-639 (Apr-2008)
Principal balance:	$1,445.06	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
My Wedding
Purpose of loan:
This loan will be used to help pay for my upcoming wedding.

My financial situation:
I am a good candidate for this loan because I have a strong payment history with Prosper. I have had some financial difficulty in the past and I am still dealing with credit card issues but I am well on my way where I want to be. I just started a new job making more than I was in my previous position.

Monthly net income: $ 2100

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 80
??Car expenses: $ 50
??Utilities: $ 100
??Phone, cable, internet: $ 70
??Food, entertainment: $ 20
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457369
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	33.29%	Starting borrower rate/APR:	34.29% / 37.01%	Starting monthly payment:	$67.25

Auction yield range:	13.99% - 33.29%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	17.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1994	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	2 / 2	Length of status:	5y 11m
Credit score:	640-659 (May-2010)	Total credit lines:	25	Occupation:	Analyst
Now delinquent:	2	Revolving credit balance:	$683	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	17
Screen name:	serene-power2	Borrower's state:	Maryland	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my education
Purpose of loan:
This loan will be used to help pay for grad school

My financial situation:
I feel I am a good candidate for this due to my low outstanding debt. Have the ability to pay this off in 3 months. If you have any questions let me know. All of my payments are current and I work as a software consultant and have been with the same company for the last 4 years. Just looking for some help to pay for the summer semester.

Monthly net income: $3000

Monthly expenses: $
??Housing: $0.00/paid off
??Insurance: $136
??Car expenses: $330
??Utilities: $200
??Phone, cable, internet: $180
??Food, entertainment: $300
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457373
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.84%	Starting monthly payment:	$60.64

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1991	Debt/Income ratio:	10%
Basic (1-10):	7	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	1y 5m
Credit score:	720-739 (May-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$621	Stated income:	$75,000-$99,999
Amount delinquent:	$238	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ultimate-fund4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my business
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457381
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11

Auction yield range:	7.99% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1992	Debt/Income ratio:	8%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	5y 8m
Credit score:	680-699 (Apr-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,053	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	FunLvnPam	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$253.32

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1998	Debt/Income ratio:	9%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	2y 8m
Credit score:	620-639 (Apr-2010)	Total credit lines:	25	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,783	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	meowcats	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	60 ( 97% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	2 ( 3% )	560-579 (Dec-2007) 560-579 (Nov-2007) 580-599 (Feb-2007) 600-619 (Jan-2007)
Principal balance:	$571.97	31+ days late:	0 ( 0% )
Total payments billed:	62
Description
Paying off taxes and credit cards
Purpose of loan:
This loan will be used to pay?taxes and credit card debt.

My financial situation:
I am a good candidate for this loan because I am a former and present Prosper Borrower with an excellent payback record. I am currently and thankfully always been employed. I receive a monthly paycheck and?paid on a?salary basis.? I am now a homeowner which I wasn't previously.? My credit score is low because of several issues due to relocation for my job?2.5 years ago. Couldn't sell my home/foreclosed.?The other reason it's low is?the credit cards have low limits.? I've been paying cash whenever I can?and only using them for emergencies?for the pets I take care of. (Tweleve rescue animals/4 dogs/8 cats).

Please ask any questions you may have.? Thank you for looking at my listing and for your consideration.??

Monthly net income: $ 4146.00
Monthly expenses: $
??Housing: $ 1595.00 + 215 for taxes ($1810.00)
??Insurance: $ 60.00 (house and car)
??Car expenses: $?150.00 (gasoline)
??Utilities: $ 161.00
??Phone, cable, internet: $ 99.00
??Food, entertainment: $ 350.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 322.00 (balance $3000 will be paid off with?Prosper Loan)
??Other expenses: $ 175.00 (IRS payment plan) will use?balance of the loan money to pay down and pay off? IRS entirely by April 15, 2011.
? New Prosper Loan: $253.32
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457415
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$491.08

Auction yield range:	3.99% - 10.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	24%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 17	Length of status:	4y 11m
Credit score:	780-799 (May-2010)	Total credit lines:	41	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$40,049	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	47%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	nickel-escalator	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff & Consolidate Some Debts
Purpose of loan:
Loan some money to my business which caused me to rack-up some credit card debt.
The business is now starting to pay me back but the interest rate on the cards are too high for my taste.

My financial situation...is good.
I own two homes, I'm not up-side down on either mortgage.
I wasn;t silly enough to go crazy during the housing boom.
Most importantly, I've never, EVER, never not paid my bills on-time...ever.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457421
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	93%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	3y 1m
Credit score:	740-759 (May-2010)	Total credit lines:	12	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$2,699	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	shrinkydink	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting a business
Purpose of loan:
This loan will be used as start up capital for a pet store I want to take over.

My financial situation:
I am a good candidate for this loan because I've looked at the previous owner's numbers, and I know that with just a little help in the beginning, I'll have no problem paying this money back.?

Monthly net income: $1065

Monthly expenses: $838.88
??Housing: $0
??Insurance: $0
??Car expenses: $75
??Utilities: $0
??Phone, cable, internet: $200
??Food, entertainment: $100
??Clothing, household expenses $75
??Credit cards and other loans: $388.88
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457439
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	19.54%	Starting borrower rate/APR:	20.54% / 22.78%	Starting monthly payment:	$374.39

Auction yield range:	7.99% - 19.54%	Estimated loss impact:	6.66%
Lender servicing fee:	1.00%	Estimated return:	12.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	0y 2m
Credit score:	800-819 (May-2010)	Total credit lines:	31	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$10,401	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thoughtful-dollar9	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Growth / Inventory
Purpose of loan:
This loan will be used to grow Christian Book store and expand inventory.? We were able to acquire the bookstore a very low cost and have been able to grow the inventory and sales.? We are looking to grow more and provide a larger inventory to our customers.

My financial situation:
I am a good candidate for this loan because we operate a retail Christian bookstore in the Kansas City market and there is not another store with these items for some distance.?

The business provides a profit every month and with increased inventory it will continue to grow and serve more members of the community.

We also have an online presence and conduct business / sales all across the country.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 457457
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$161.70

Auction yield range:	10.99% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1990	Debt/Income ratio:	3%
Basic (1-10):	7	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	5y 0m
Credit score:	680-699 (May-2010)	Total credit lines:	14	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$561	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dough-pudding	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expanding Childrens Clothing Line
Purpose of loan:
We are a children's clothing label that is being represented by two showrooms at the world trade center in Dallas, Texas. We sell mostly wholesale to boutiques all over the world and are looking to expand our client base. We plan to purchase inventory for faster shipment to our clients in order to increase confidence and orders. Also by buying in larger bulk we can cut our costs by another 15%.? www.karismaticchaos.com
The designer and heart behind our brand created this line in honor of her daughter and she has an innovative look for children's fashion.
We are made up of 4 partners and two are veterans of the Navy, including the designer and co-founder.

My financial situation:
We have zero debt. We are looking to expand our company. We will be able to pay because the payment is low even for our off peak times and we have orders that are waiting to be filled once we have funding..

Monthly net income: $7500

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $
Information in the Description is not verified.